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                                                                    EXHIBIT 10.4

                               GUARANTY AGREEMENT

To:  Healthcare Business Credit Corporation            Date: December 15, 2004
     305 Fellowship Road, Suite 300
     Mt. Laurel, NJ 08054

         To induce you to establish and/or continue financing arrangements with and consider making or continuing certain loans and extending or continuing to extend credit from time to time to Orion HealthCorp, Inc., Baytown SurgiCare, Inc., Bellaire ASC L.P., Bellaire SurgiCare, Inc., Dennis Cain Management, L.L.C., Dennis Cain Physician Solutions, Ltd., Integrated Physician Solutions, Inc., IntegriMED, Inc., Medical Billing Services, Inc., San Jacinto Surgery Center, Ltd., SurgiCare Memorial Village, L.P., TASC Anesthesia, LLC, Town & Country SurgiCare, Inc., Tuscarawas Ambulatory Surgery Center, LLC, and Tuscarawas Open MRI, LP, and certain affiliated entities that may from time to time become a Borrower under the Loan Agreement (as defined below) (individually, each a "Borrower" and collectively, "Borrowers") the Undersigned, intending to be legally bound hereby guarantees the unconditional payment and performance to you of all of the Obligations of Borrowers to you (including, without limitation, interest owing to you after the commencement of a bankruptcy proceeding at the rate specified in the Loan Agreement, whether or not such claim is an allowable claim in such proceeding). Notwithstanding the foregoing, the Undersigned's liability shall be limited to (A) the amount of the Obligations due and owing as of the Guaranty Payment Date (as defined below) in an amount not to exceed Three Million Two Hundred Seventy Two Thousand Seven Hundred Twenty Seven Dollars ($3,272,727.00), plus (B) interest on the Obligations after the Guaranty Payment Date and any and all fees, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by you at any time to enforce, protect, preserve, or defend your rights hereunder and with respect to any property securing this Guaranty Agreement ("Liability Limit"). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Unless otherwise defined herein, all capitalized terms shall have the respective meanings given to such terms in that certain Loan and Security Agreement dated the date hereof among Borrowers and you (as it may hereafter be supplemented, amended or replaced from time to time, the "Loan Agreement").

         For purposes hereof, "Guaranty Payment Date" shall mean the earliest to occur of: (i) the ninetieth (90th) day following the date that the Obligations are accelerated or otherwise become immediately due and payable, (ii) the ninetieth (90th) day following the last day of the Initial Term, (iii) the date Borrowers, or any of them, become the subject of any assignment for the benefit of creditors, bankruptcy, liquidation or other insolvency proceeding, (iv) the date on which substantially all of the assets or stock, membership or other equity interests of Borrowers, or any of them, is sold unless otherwise consented to by you in writing and (v) the date on which you determine, in your reasonable business judgment that you have substantially completed your collection and liquidation efforts with respect to the Collateral.

         Each of the Undersigned further undertakes and agrees as follows:

         (1) The Undersigned represents and warrants that:

                  (a) The Undersigned's execution and performance of this Guaranty Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which the Undersigned is a party, or by which the

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Undersigned is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien upon any property of the Undersigned, or (iv) if applicable, violate or result in a breach of the articles of incorporation, by-laws or partnership agreement of the Undersigned.

                  (b) The Undersigned has the full power and capacity to enter into and perform under this Guaranty Agreement.

                  (c) No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by the Undersigned.

                  (d) This Guaranty Agreement constitutes the valid and binding obligation of the Undersigned enforceable in accordance with its terms, except as such enforceability may be limited by creditors' rights generally and general principles of equity.

                  (e) This Guaranty Agreement promotes and furthers the business and interests of the Undersigned and the creation of the obligations hereunder will result in direct financial benefit to the Undersigned.

         (2) The Undersigned hereby waives notice of (a) acceptance of this Guaranty Agreement, (b) the existence or incurring from time to time of any Obligations guaranteed hereunder, (c) the existence of any Event of Default, the making of demand, or the taking of any action by you, under the Loan Agreement, and (d) demand and default hereunder.

         (3) The Undersigned hereby consents and agrees that you may at any time or from time to time in your discretion (a) extend or change the time of payment, and/or the manner, place or terms of payment of any or all Obligations,
(b) amend, supplement or replace the Loan Agreement or any related agreements,
(c) renew, extend, modify, increase (without limit of any kind and whether related or unrelated) or decrease loans and extensions of credit to Borrower,
(d) modify the terms and conditions under which loans and extensions of credit may be made to Borrower, (e) settle, compromise or grant releases for liabilities of Borrower, and/or any other person or persons liable with Undersigned for, any Obligations, (f) exchange, release, surrender, sell, subordinate, or compromise any collateral of any party now or hereafter securing any of the Obligations, and (g) apply any and all payments received by you at any time against the Obligations in any order as you may determine; all of the foregoing in such manner and upon such terms as you may see fit, and without notice to or further consent from the Undersigned, who hereby agrees to be and shall remain bound upon this Guaranty Agreement notwithstanding any such action on your part. The Undersigned also waives any defense, right of setoff, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to the Undersigned now or at any time hereafter.

         (4) The liability of the Undersigned hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons (including Borrower and the Undersigned) or in any property, (b) the invalidity or unenforceability of any Obligations or rights in any Collateral, (c) any delay in making demand upon Borrower or any delay in enforcing, or any failure to enforce, any rights against Borrower, or in any Collateral even if such rights are thereby lost, (d) any failure, neglect or omission on your part to obtain, perfect or retain

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any lien upon, protect, exercise rights against, or realize on, any property of
Borrower, the Undersigned, or any other party securing the Obligations, (e) the existence or nonexistence of any defenses which may be available to the Borrower, with respect to the Obligations, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Borrower.

         (5) If any or all payments made from time to time to you with respect to any obligation hereby guaranteed are recovered from, or repaid by, you in whole or in part in any bankruptcy, reorganization, insolvency or similar proceeding instituted by or against Borrower or either of them, this Guaranty Agreement shall continue to be fully applicable to such obligation to the same extent as if the recovered or repaid payment(s) had never been originally made on such obligation.

         (6) All rights and remedies hereunder and under the Loan Agreement, and related agreements, are cumulative and not alternative. You may proceed in any order from time to time against Borrower and/or any other obligor of Borrower's Obligations (other than the Undersigned) and their respective assets. From and after the Guaranty Payment Date you shall not have any obligation to proceed against, or exhaust any or all of your rights against Borrower or any other obligor of Borrower's Obligations and their respective assets, prior to proceeding against the Undersigned hereunder.

         (7) Any and all rights of any nature of the Undersigned to subrogation, reimbursement or indemnity and any right of the Undersigned to recourse to any assets or property of Borrower for any reason are hereby unconditionally waived, until such time as the Obligations of Borrower to Lender are indefeasibly paid and satisfied in full.

         (8) Your books and records of any and all of Borrower's Obligations, absent manifest error, shall be prima facie evidence against the Undersigned of the indebtedness due you or to become due to you hereunder.

         (9) This Guaranty Agreement shall constitute a continuing guaranty obligation with respect to all Obligations from time to time incurred or arising and the liability of the Undersigned under this Guaranty Agreement may not be revoked or terminated.

         (10) The Undersigned agrees that you shall have a right of setoff against any and all property of the Undersigned now or at any time in your possession, including, without limitation, deposit accounts, and the proceeds thereof, as security for the obligations of the Undersigned hereunder.

         (11) If an Event of Default occurs under the Loan Agreement, then all of the Undersigned's liabilities of every kind or nature to you hereunder shall, at your option, become immediately due and payable and you may at any time and from time to time after the occurrence of the Guaranty Payment Date take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect the Undersigned's liabilities hereunder.

         (12) Failure or delay in exercising any right or remedy against the Undersigned hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of or provision of this Guaranty Agreement shall be construed as a waiver of any subsequent breach or of any other provision. The invalidity or unenforceability of

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any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

         (13) This Guaranty Agreement shall (a) be legally binding upon the Undersigned, and the Undersigned's successors and assigns, provided that the Undersigned's obligations hereunder may not be delegated or assigned without your prior written consent and (b) benefit any and all of your successors and assigns. Signature by facsimile shall bind the Undersigned.

         (14) This Guaranty Agreement embodies the whole agreement and understanding of the parties hereto relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by you in writing.

         (15) This Guaranty Agreement shall in all respects be interpreted, construed and governed by the substantive laws of the State of New York. The Undersigned irrevocably (a) submits to the jurisdiction of the state courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purposes of any litigation or proceeding hereunder or concerning the terms hereof and (b) WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF.

         (16) (a) In any action or proceeding brought by you to enforce the terms hereof, the Undersigned waives personal service of the summons, complaint, and any motion or other process, and agrees that notice thereof may be served by registered or certified mail, return receipt requested or by nationally recognized overnight courier at the address of the Undersigned set forth below. Such service shall be deemed made on the date of delivery at such address.

              (b) Any and all notices which may be given to the Undersigned by you hereunder shall be sent to the Undersigned at the address of the Undersigned set forth below and shall be deemed given to and received (on the date delivered) by the Undersigned if personally delivered or if sent by facsimile transmission or if sent in the manner provided for service of process in paragraph 16(a) above or as otherwise provided in accordance with terms of the Loan Agreement.

         (17) The Undersigned covenants and agrees that the Undersigned shall maintain at all times Excess Liquidity in an amount not less than Five Million Dollars ($5,000,000). For the purposes hereof, "Excess Liquidity" shall mean the difference between (a) the sum of (i) cash, plus (ii) investments readily convertible to cash, plus (iii) rights to call contributions to capital, minus
(b) the sum of (i) current obligations plus (ii) commitments to make investments.

         (18) Within forty-five (45) days of the end of each fiscal quarter of the Undersigned, the Undersigned shall deliver to you financial reports and other certificates evidencing the Excess Liquidity of the Undersigned, in form and substance reasonably satisfactory to you.

         (19) Simultaneously with the delivery of the financial reports delivered pursuant to paragraph 18 above, the Undersigned shall deliver to you a certificate (in the form of Exhibit A attached hereto and made a part hereof) from the Chief Financial Officer of the Undersigned setting forth the information (including detailed calculations) required in order to establish whether the Undersigned is in compliance with the requirements of paragraph 17 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under paragraph 18.

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         DATED the date and year first above written:

                                 BRANTLEY PARTNERS IV, L.P.
                                 By: Brantley Venture Management IV,
                                     L.P., its   general partner

                                     By: /s/ Paul H. Cascio
                                         -----------------------
                                     Name:  Paul H. Cascio
                                     Title: Authorized Signatory

                                 Address: Lakepoint
                                          3201 Enterprise Parkway, Suite 350
                                          Beachwood, Ohio 44122

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                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

Healthcare Business Credit Corporation
305 Fellowship Road, Suite 300
Mount Laurel, NJ  08054

         The undersigned, the _____________ of Brantley Capital Partners IV, LP ("Guarantor"), in accordance with the requirements of paragraph 19 of that certain Guaranty Agreement dated _____________, 2004 executed by Guarantor in favor of Lender ("Guaranty Agreement") and that certain Loan and Security Agreement dated __________, 2004, among Orion HealthCorp, Inc., Baytown SurgiCare, Inc., Bellaire ASC L.P., Bellaire SurgiCare, Inc., Dennis Cain Management, L.L.C., Dennis Cain Physician Solutions, Ltd., Integrated Physician Solutions, Inc., IntegriMED, Inc., Medical Billing Services, Inc., San Jacinto Surgery Center, Ltd., SurgiCare Memorial Village, L.P., Southeast SurgiCare, Inc., TASC Anesthesia, LLC, Town & Country SurgiCare, Inc., Tuscarawas Ambulatory Surgery Center, LLC, and Tuscarawas Open MRI, LP (collectively, "Borrower") and Healthcare Business Credit Corporation ("Lender") ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Guaranty Agreement.

         1. Based upon my review of the of Guarantor for the [fiscal year] [quarterly period] ending ______________, copies of which along with calculations for the covenant are attached hereto, I hereby certify that:

            a. Excess Liquidity is ___________________.

         2. All warranties and representations set forth in the Guaranty Agreement and all related agreements, instruments and documents are true and correct as of the date hereof.

                                               Very truly yours,

                                               By: ____________________________
                                               Name: __________________________
                                               Title: _________________________